UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2011

Applied DNA Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 215
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Nissha Sales Agreement

On November 1, 2011, we entered into an Exclusive Sales Agreement (the “Agreement”) with Nissha Printing Co., Ltd. (“Nissha”), pursuant to which we granted Nissha an exclusive right to sell their printing inks and related products incorporating our SigNature DNA authentication markers, initially for fish and fruit products, publications and wood applications, in various countries in Asia for an initial period of three years.  The exclusivity rights granted to Nissha are conditioned upon Nissha achieving minimum sales targets (or, if below the specified thresholds, paying the shortfall) and payment of annual fees.  We also granted Nissha the non-exclusive right to sell their printing inks and related products incorporating our SigNature DNA authentication markers for cosmetics products in the same geographic area during the term of the agreement.  We have agreed to supply our SigNature DNA authentication markers to Nissha on pricing terms and conditions to be set forth in the applicable purchase orders.

The foregoing description of the Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement, which will be filed as an exhibit to our Form 10-K for the year ended September 30, 2011.  A copy of our press release announcing the Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Applied DNA Sciences, Inc. on November 7 2011, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

	By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: November 7, 2011

EXHIBIT INDEX

Applied DNA Sciences, Inc.

Form 8-K Current Report

Exhibit Number         Description of Document

99.1           Press release issued by Applied DNA Sciences, Inc. on November 7, 2011.